EXHIBIT 10.1

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of July 12, 2018, is entered into by and among Steelcase Inc. (the “Company”), the institutions listed on the signature pages hereto and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), in respect of the Credit Agreement described below.
W I T N E S S E T H:
WHEREAS, the Company is a party to that certain Second Amended and Restated Credit Agreement, dated as of September 23, 2016, among the Company, the Subsidiary Borrowers from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Company has notified the Administrative Agent of its desire to increase the Aggregate Revolving Loan Commitment by an aggregate amount of $75,000,000, resulting in an Aggregate Revolving Loan Commitment of $200,000,000 (such increase, the “Revolver Increase”); and
WHEREAS, the parties hereto have agreed to amend the Credit Agreement to, among other things, provide for the Revolver Increase on the terms and conditions set forth herein;
NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.1    Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Section 1.2    Amendments to the Credit Agreement; Revolver Increase.
(a)    Effective as of the date first set forth above and subject to the conditions precedent set forth in Section 1.4 below, the parties hereto agree that the Credit Agreement is hereby amended as follows:
(i)    Section 1.1 of the Credit Agreement is hereby amended to add the following definitions thereto in the appropriate alphabetical sequence:
“Amendment No. 1 Effective Date” means July 12, 2018.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
(ii)    Section 1.1 of the Credit Agreement is hereby amended to delete the last sentence of the definition of “Aggregate Revolving Loan Commitment” in its entirety and to substitute the following sentence therefor:
As of the Amendment No. 1 Effective Date, the Aggregate Revolving Loan Commitment is Two Hundred Million and 00/100 Dollars ($200,000,000.00).
(iii)    Section 2.3 of the Credit Agreement is hereby amended to delete the first sentence thereof in its entirety and to substitute the following sentence therefor:

The Swing Line Loans, (a) if denominated in Dollars, shall be Floating Rate Advances or shall bear interest at such other rate as may be agreed to by the Company and the Swing Line Bank, and (b) if denominated in euro, shall bear interest at (i) a rate at which the Swing Line Bank offers to place deposits in euro for the applicable period to first-class banks in the London interbank market at approximately 11:00 a.m. London time on the first day of the applicable Interest Period for such Swing Line Loan in euro at the time of the making of any such Swing Line Loan Advances or (ii) such other rate as may be agreed to by the Company and the Swing Line Bank.
(iv)    Section 4.3 of the Credit Agreement is hereby deleted in its entirety and the following new Section 4.3 is substituted therefor:

4.3.	Availability of Types of Advances.
(A)    If at the time that the Administrative Agent shall seek to determine the LIBO Screen Rate on any date for any Interest Period for any Eurocurrency Rate Advance the LIBO Screen Rate shall not be available for such Interest Period and/or for the applicable currency with respect to such Eurocurrency Rate Advance for any reason, and the Administrative Agent shall reasonably determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error), then (i) if such Advance shall be requested in Dollars, then such Advance shall be made as a Floating Rate Advance at the Alternate Base Rate and (ii) if such Advance shall be requested in any Agreed Currency other than Dollars, the LIBO Rate shall be equal to the rate determined by the Administrative Agent in its reasonable discretion after consultation with the Company and consented to in writing by the Required Lenders (the “Alternative Rate”); provided, however, that until such time as the Alternative Rate shall be determined and so consented to by the Required Lenders, Advances shall not be available in such affected foreign currency.
(B)    If prior to the commencement of any Interest Period for a Eurocurrency Rate Advance:
(i)    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurocurrency Base Rate or the Eurocurrency Rate, as applicable (including, without limitation, because the LIBO Screen Rate is not available or published on a current basis), for a Loan in the applicable currency or for the applicable Interest Period; or
(i)    the Administrative Agent is advised by the Required Lenders that the Eurocurrency Base Rate or the Eurocurrency Rate, as applicable, for a Loan in the applicable currency or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Advance for such Interest Period;
then the Administrative Agent shall give notice thereof to the applicable Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Borrowing/Election Notice that requests the conversion of any Advance to, or continuation of any Advance as, a

Eurocurrency Rate Advance in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective, (ii) if any Borrowing/Election Notice requests a Eurocurrency Rate Advance in Dollars, such Advance shall be made as a Floating Rate Advance and (iii) if any Borrowing/Election Notice requests a Eurocurrency Rate Advance in a foreign currency, then the Eurocurrency Base Rate for such Eurocurrency Rate Advance shall be the Alternative Rate; provided that if the circumstances giving rise to such notice affect only one Type of Advances, then the other Type of Advances shall be permitted.
(C)    If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (B)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (B)(i) have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which an applicable LIBO Screen Rate for any Agreed Currency shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Company shall (x) endeavor to establish an alternate rate of interest to the Eurocurrency Rate for Loans denominated in Dollars, and (y) endeavor to establish an Alternative Rate as described in clause (A) above for Loans denominated in Agreed Currencies other than Dollars, in each case, that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States in Dollars or such Agreed Currency at such time, as applicable, and shall enter into an amendment to this Agreement to reflect such alternate rate or rates of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Eurocurrency Margin). Notwithstanding anything to the contrary in Section 9.02, (1) any such amendment establishing an alternate rate of interest for Loans denominated in Dollars shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within ten (10) Business Days of the date notice of such alternate rate or rates of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment and (2) any such amendment establishing an Alternative Rate for Loans denominated in a foreign currency shall become effective without any further action or consent of any other party to this Agreement so long as the Required Lenders shall have approved such Alterative Rate. Until an alternate rate of interest or Alternative Rate, as applicable, shall be determined in accordance with this clause (C) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 4.3(C), only to the extent the LIBO Screen Rate for the applicable Agreed Currency and such Interest Period is not available or published at such time on a current basis), (x) any Borrowing/Election Notice that requests the conversion of any Advance to, or continuation of any Advance as, a Eurocurrency Rate Advance, and any Borrowing/Election Notice for a Eurocurrency Rate Advance in a foreign currency shall, in each case, be ineffective, and (y) if any Borrowing/Election Notice requests a Eurocurrency Rate Advance in Dollars, such Advance shall be made as an Floating Rate Advance; provided that, if such alternate rate of interest or Alternative Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
(v)    Section 7.1(G) of the Credit Agreement is hereby deleted in its entirety and the following new clause (G) is substituted therefor:

(G) Other Information. Promptly upon receiving a request therefor from the Administrative Agent or any Lender, prepare and deliver to the Administrative Agent and the Lenders (i) such other information with respect to the Company or any of its Subsidiaries, as from time to time may be reasonably requested by the Administrative Agent or any Lender and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.
(vi)    Exhibit A to the Credit Agreement (Revolving Loan Commitments) is hereby amended in its entirety to be in the form of the Exhibit A (Revolving Loan Commitments) attached as Annex I hereto (the “Amended Commitments Schedule”).
(b)    By its execution below, each Lender identified on the signature pages hereto as an “Incremental Lender” agrees, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 1.4 below, to have its existing Revolving Loan Commitment increased by an amount necessary to reflect the Revolving Loan Commitment set forth for such Lender on the Amended Commitments Schedule. The terms applicable to such increased Revolving Loan Commitments (and the related Revolving Credit Exposure) are set forth in the Credit Agreement. For the avoidance of doubt, the maximum aggregate amount of future Incremental Term Loans and increases to the Aggregate Revolving Loan Commitment pursuant to Section 2.22 of the Credit Agreement shall remain $75,000,000 after giving effect to this Section 1.2(b). In connection with the Revolver Increase effected hereby, the Administrative Agent shall make adjustments among the Lenders with respect to the Revolving Loans, if any, then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to cause each Revolving Lender’s portion of the outstanding Revolving Loans and related Revolving Credit Exposure to equal its Pro Rata Share thereof, after giving effect to this Amendment; provided, that, in respect of any Eurocurrency Rate Loan outstanding on the Amendment No. 1 Effective Date, the Company hereby agrees to compensate each Lender for all losses, expenses and liabilities incurred by such Lender in connection with the sale and assignment of such Eurocurrency Rate Loan necessitated by such adjustments on the terms and in the manner as set forth in Article IV of the Credit Agreement.
Section 1.3    Representations and Warranties. The Company represents and warrants to the Administrative Agent and each Lender that:
(a)    The representations and warranties of the Company set forth in the Loan Documents are true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by Material Adverse Effect or any other materiality qualifier) on and as of the date hereof, unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Effect) as of such date.
(b)    At the time of and immediately after giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing.
(c)    This Amendment has been duly executed and delivered by the Company. This Amendment and the Credit Agreement (as amended by the Amendment) constitute the Company’s legal, valid and binding obligations, enforceable against the Company in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles).
(d)    The execution and delivery by the Company of the Amendment and the performance by the Company of the Amendment and the Credit Agreement (as amended by the Amendment) (a) has been duly authorized by all necessary corporate or other organizational action, (b) do not and will not (i) conflict with its certificate or articles of incorporation or by-laws, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of the Company, or require termination of any Contractual Obligation, except any such conflict, breach, default or termination which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, or (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Company, and (c) do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority (including under any Environmental Property Transfer Act) or any other third party except such registrations, consents, approvals, notices and other actions which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.
Section 1.4    Conditions Precedent. The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received the following:
(a)    duly executed copies of this Amendment from each of the Administrative Agent, the Company and the Lenders (including in its capacity as an Incremental Lender, if applicable);
(b)    a certificate of the Secretary or an Assistant Secretary of the Company certifying (i) that there have been no changes in the Certificate of Incorporation or other charter document of the Company, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (ii) the By-Laws or other applicable organizational document, as attached thereto, of the Company as in effect on the date of such certification, (iii) resolutions of the Board of Directors or other governing body of the Company approving or consenting to the Revolver Increase, and (iv) the names, titles and true signatures of the incumbent officers (or managers) of the Company authorized to sign the Amendment and any other Loan Documents to which it is a party;
(c)    a good standing certificate for the Company from the Secretary of State of its jurisdiction of organization;
(d)    a certificate of the Company signed by an authorized officer of the Company, certifying that, before and after giving effect to the Revolver Increase, (i) the representations and warranties contained in Article VI of the Credit Agreement and the other Loan Documents are true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by Material Adverse Effect or any other materiality qualifier) as of the date of the Revolver Increase, unless any such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Effect) as of such date, (ii) no Default or Unmatured Default has occurred and is continuing and (iii) the Company is in compliance (on a pro forma basis) with the covenants contained in Section 7.4 of the Credit Agreement after giving effect to the Revolver Increase;

(e)    legal opinions of each of (i) Winston & Strawn LLP, counsel for the Company, and (ii) Daniel J. Brondyk, Assistant General Counsel of the Company, each in form and substance reasonably satisfactory to the Administrative Agent;
(f)    to the extent any Lender requests the same, at least five days prior to the Effective Date, all documentation and other information regarding the Company requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation;
(g)    such other documents, instruments and agreements as the Administrative Agent may reasonably request; and
(h)    all fees and expenses due and payable on or prior to the date hereof in connection with this Amendment.
Section 1.5    Continuing Effectiveness, Etc.
(a)    Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Credit Agreement as modified hereby and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection the Credit Agreement shall mean and be a reference to the Credit Agreement as modified hereby.
(b)    Except as specifically amended hereby, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. This Amendment is not intended to and does not constitute a novation of the Borrower’s obligations under the Loan Documents. The Company (i) agrees that, except as specifically provided herein, this Amendment and the transactions contemplated hereby shall not limit or diminish the obligations of the Company arising under or pursuant to the Credit Agreement or the other Loan Documents to which it is a party, (ii) reaffirms its obligations under the Credit Agreement, the Security Agreement and each and every other Loan Document to which it is a party and (iii) reaffirms (x) all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for itself and the other Secured Parties) pursuant to any of the Loan Documents and (y) all filings made with any Governmental Authority in connection with such Liens.
(c)    Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
(d)    This Amendment shall constitute a Loan Document.
(e)    Upon the effectiveness of this Amendment, the Increase Notice delivered by the Company on June 12, 2018 shall be deemed withdrawn and shall be of no force or effect.
Section 1.6    CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

Section 1.7    Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 1.8    Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Administrative Agent and their respective successors and assigns.
Section 1.9    Integration. This Amendment contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
Section 1.10    Headings. Section headings in this Amendment are included herein for convenience or reference only and shall not constitute a part of this Amendment for any other purpose.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

STEELCASE INC., as the Company

By:	/s/ Stacy L. McKinney
Name: Stacy L. McKinney
Title: Assistant Treasurer

Signature Page to
Amendment No. 1 to Second Amended and Restated Credit Agreement
Steelcase Inc.

JPMORGAN CHASE BANK, N.A., as Administrative Agent, as a Lender and an Incremental Lender

By:	/s/ Brendan Korb
Name: Brendan Korb
Title: Vice President

Signature Page to
Amendment No. 1 to Second Amended and Restated Credit Agreement
Steelcase Inc.

BANK OF AMERICA, N.A., as a Lender and an Incremental Lender

By: /s/ Gregory J. Bosio
Name: Gregory J. Bosio
Title: Senior Vice President

Signature Page to
Amendment No. 1 to Second Amended and Restated Credit Agreement
Steelcase Inc.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and an Incremental Lender

By: /s/ Emma Clifford
Name: Emma Clifford
Title: Director & Portfolio Manager

Signature Page to
Amendment No. 1 to Second Amended and Restated Credit Agreement
Steelcase Inc.

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender and an Incremental Lender

By: /s/ Graeme Robertson
Name: Graeme Robertson
Title: Director

Signature Page to
Amendment No. 1 to Second Amended and Restated Credit Agreement
Steelcase Inc.

THE HUNTINGTON NATIONAL BANK, as a Lender and an Incremental Lender

By: /s/ Steven J. McCormack
Name: Steven J. McCormack
Title: Senior Vice President

Signature Page to
Amendment No. 1 to Second Amended and Restated Credit Agreement
Steelcase Inc.

THE NORTHERN TRUST COMPANY, as a Lender and an Incremental Lender

By: /s/ Wicks Barkhausen
Name: Wicks Barkhausen
Title: Vice President

Signature Page to
Amendment No. 1 to Second Amended and Restated Credit Agreement
Steelcase Inc.

FIFTH THIRD BANK, as a Lender and an Incremental Lender

By: /s/ Mike Gifford
Name: Mike Gifford
Title: Director, Corporate Banking

Signature Page to
Amendment No. 1 to Second Amended and Restated Credit Agreement
Steelcase Inc.

SOCIÉTÉ GÉNÉRALE, NEW YORK BRANCH, as a Lender and an Incremental Lender

By: /s/ John Hogan
Name: John Hogan
Title: Director

Signature Page to
Amendment No. 1 to Second Amended and Restated Credit Agreement
Steelcase Inc.

Annex I
EXHIBIT A
TO
CREDIT AGREEMENT
(as amended)
Revolving Loan Commitments

Lender	Revolving Loan Commitment
JPMorgan Chase Bank, N.A.	$44,800,000.00
Bank of America, N.A.	$30,400,000.00
Wells Fargo Bank, National Association	$30,400,000.00
HSBC Bank USA, National Association	$30,400,000.00
The Huntington National Bank	$16,000,000.00
The Northern Trust Company	$16,000,000.00
Fifth Third Bank	$16,000,000.00
Société Générale, New York Branch	$16,000,000.00
Total	$200,000,000